Exhibit 10.8

                                     PlaNet
                                    SOFTWARE

                           Software License Agreement


This is a Software License Agreement as defined and governed by the Software Development Agreement executed by Wasatch Interactive Learning and PlaNet Software, Inc. signed and dated Nov. 4, 1997.

This License agreement ("Agreement") is between Wasatch ("Licensee") and PlaNet Software, Inc. ("PlaNet") for a source code copy of the PlaNet Manager software program and documentation developed by PlaNet. The PlaNet Manager software is based on and developed using the PlaNet Component Objects for Remote Education ("C.O.R.E.").

1. GRANT OF LICENSE. Subject to the terms of this agreement, PlaNet grants to Licensee a perpetual, world-wide, nonexclusive right (the "Product License") to reproduce and distribute in object code form only the Product software and the C.O.R.E. objects on which it is based. Licensee is further granted the perpetual, world-wide, non-exclusrve, right ("Source Code License") to produce derivative works of the Product. The C.O.R.E. object code may be used to produce derivative works of the Product, but may not be used for any other purpose.

     PlaNet agrees not to sell any version of the Product or the PlaNet Manager to Wasatch Education Systems or to any subsidiary selling Wasatch Education System's software.

2.   DEFENITIONS:

     o The Product is defined as the unique version of the PlaNet Manager being developed by PlaNet under contract for the Licensee.

     o Object Code is defined as the compiled, intermediate, or binary program modules used to produce final software applications. These files cannot be used to modify the code.

     o Derivative Works is defined as software produced from pre-existing code (as opposed to purely new development) for the purpose of enhancing original product. Derivative works add substantially to the value of the original product.

     o Source Code is defined as the original code written by the software developer in its native and uncompiled form.

3. REDISTRIBUTION REQUIREMENTS. If Licensee distributes the PlaNet Manager software (or any part thereof), Licensee agrees to:

     o    Distribute the software in object code only

     o Include a valid and visible copyright notice on such software application


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     o    Indemnify,  hold  harmless,  and  defend  PlaNet  from any  claims  or lawsuits, including attorneys fees, that arise or result from the use or distribution of such software application

     o Not to incorporate the C.O.R.E. or any component thereof in any user application which is a design tool, GUI builder, network management tool, or other application which provides substantially similar functionality as C.O.R.E. Any distribution of the source code for PlaNet Manger or C.O.R.E. is strictly prohibited.

4. COPYRIGHT. Notwithstanding anything else, PlaNet retains all title to, and, except as expressly and unambiguously licensed herein, all rights to the PlaNet Manager and C.O.R.E.

5. TERMINATION OF LICENSE. The License remains effective unless terminated due to a material breach by Licensee as determined by a court or by mediator as provided for in section 9 of this agreement. Upon termination, Licensee shall immediately cease all use of the Product and C.O.R.E. and return or destroy all copies of the software and derivative works and so certify to PlaNet.

6. WARRANTY DISCLAIMER. Licensee understands and acknowledges that the Product and C.O.R.E. are based on the java programming language. And as such this software is not intended for use in connection with any high risk or strict liability activity (including without limitation, air travel, space travel, fire fighting, police operations, power plane operation, military operations, rescue operations, hospital and medical operations or the like) and Licensee agrees not to use or allow the use of Product and/or C.O.R.E. for or in connection with any such activity.

     o The Product, C.O.R.E., and any services provided by PlaNet hereunder are provided "as-is" without implied warranties including the implied warranties of fitness for a particular purpose, noninfringement, and merchantability, with regard to all work, deliverables, materials, products, and/or services provided under this agreement.

     o Further, PlaNet does not warrant, guarantee, or make any representations regarding the use, or the results of the use, of Product or C.O.R.E or written materials in terms of correctness, accuracy, reliability, or otherwise.

7. TRANSFERABILITY/ASSIGNABILITY. The Product License is assignable by Licensee with the following restriction. In the event that the License is transferred or assigned, the C.O.R.E. may only be used to maintain and/or enhance Product, the C.O.R.E may not be used for any other purpose or to develop any Derivative Works. PlaNet may transfer or assign this Agreement in whole or in part at any time. In the event PlaNet becomes unwilling or unable to maintain the Product in the future, Licensee shall have access to the source code held in escrow solely for the purpose of maintaining the Product.

8. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.


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9.   WAIVER OF  CONTRACTUAL  RIGHT.  The failure of either  party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

10.  MEDIATION AND DISPUTE RESOLUTlON.

     o All claims, disputes and other matters in question, arising out of, or relating to this agreement or the breach of this agreement shall be submitted to non-binding mediation prior to any fling of any action in court or to binding arbitration.

     o Notice of the demand for non-binding mediation shall be filed in writing with the other party to this agreement. The demand shall be made within a reasonable time after the claim, dispute, or other matter in question has arisen. In no event shall the demand for non-binding mediation be made after institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statue of limitations.

     o The award rendered by the mediators shall be non-binding. If a dispute remains after the conclusion of the mediation, either party shall be permitted to file an action in Court, and following the conclusion of any such mediation, either party shall be allowed to file an action in Court.

11. LIMITATIONS OF REMEDIES AND DAMAGES. Notwithstanding anything in this agreement or otherwise, PlaNet shall not be liable or obligated with respect to any subject matter of this agreement or under contract, negligence, strict liability, or any other legal or equitable theory:

     o for any amounts in excess in the aggregate of one half the fees paid to PlaNet by Licensee for this copy of Product prior to the cause of action,

     o    for any claim with respect to any end user application

     o for any cost of procurement of substitute goods, technology, services or rights

     o    for interruption of use or loss or corruption of data

     o    for any incidental or consequential damages

     o    for any action or omission by any third party

12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Utah. The parties agree to submit to the venue and jurisdiction of the Utah courts located in Salt Lake City, Utah in disputes concerning this agreement except as provided for in section 9 above.


By:  /s/  Barbara Morris
     ------------------------------
     Barbara Morris
     President and CEO Wasatch Interactive Learning


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By:  /s/  Steven Curtis
     ------------------------------
     Steven Curtis
     President PlaNet Software, Inc


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